GRC INTERNATIONAL, INC.
                            DIRECTORS RETIREMENT PLAN

                       As Amended and Restated May 1, 1999

Article 1.        PURPOSE OF PLAN.

         (a) GRC International, Inc. (the "Company") established this Directors Retirement Plan (the "Plan") as of the 1st day of July, 1991. The purpose of the Plan was to provide supplementary retirement income for the Company's eligible Directors for services rendered during the period July 1, 1991 through May 1, 1999. The Plan has been amended and restated at May 1, 1999 in order to terminate further accruals of retirement benefits under the Plan, provide an equitable basis upon which to wind up the Company's obligations under the Plan, and provide for the termination of the Plan.

         (b) It is intended that this Plan be maintained as an unfunded, unsecured, nonqualified deferred compensation arrangement, not subject to the substantive provisions of the Employee Retirement Income Security Act of 1974 and not eligible for the insurance protection provided by the Pension Benefit Guaranty Corporation, provided, however, that if a Change of Control occurs, all benefits remaining payable hereunder will be paid in accordance with Article 5.

Article 2.        DEFINITIONS.

         For purposes of this Plan and any explanatory material associated with it, the following terms shall have the following meanings unless stated otherwise:

         (a)      "Board" means the board of directors of the Company.

         (b) "Committee" means those Directors appointed by the Board to administer the Plan.

         (c) "Deferred Stock Units" means the credits to a Participant's deferral account under Article 5, each of which represents the right to receive one share of the Company's Common Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock Units credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded, non-transferable obligations of the Company.

         (d) "Director" means a member of the Board who occupied such position at any time during the period from the Original Effective Date through May 1, 1999.

         (e) "Former Plan" means the Plan as in effect immediately prior to May 1, 1999.

         (f) "Original Effective Date" means July 1, 1991, the date the Plan originally became effective.

         (g) "Participant" means a Director participating in the Plan as of May 1, 1999. No person who is not a Director at May 1, 1999 remains entitled to any current or future benefit under the Plan.

         (h) "Plan Administrator" means the General Counsel of the Company.
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         (i)  "Service"  means  service  performed on behalf of the Company as a
Director.

         (j)  "Standard  Retirement  Benefit"  has the  meaning  assigned  under
Article 4 of the Former Plan.

         (m) "Year of Service" means the 12-month period commencing with the date on which the individual became a Director, and each such 12-month period thereafter, rounded to the nearest whole year, except that no Service after May 1, 1999 shall be counted toward a Year of Service; provided, however, that a Director will not be given credit for a Year of Service for any such 12-month period in which the Director's fees, wages, salary or bonuses paid to him by the Company exceed $200,000 in the aggregate.

Article 3.        PARTICIPATION AND PLAN TERMINATION

         (a) All Participants in the Plan on May 1, 1999 shall be entitled to participate in the Plan and receive benefits as specified in or under the Plan, based on service as a Director on or before May 1, 1999. No benefits will accrue to any Participant based on service as a Director after May 1, 1999, and no person other than such a Participant shall participate in the Plan on and after May 1, 1999.

         (b) At such time as all Participants have received Deferred Stock Units in exchange for rights to other benefits under the Plan, or otherwise no benefits remain payable or potentially payable under the Plan, the Plan shall terminate.

Article 4.        BENEFITS TO EXISTING RETIREES

         At May 1, 1999, no person who is not then a Director is receiving or remains potentially entitled to receive benefits under the Plan.

Article 5.        BENEFITS TO PARTICIPANTS SERVING AS DIRECTORS ON MAY 1, 1999

         (a) Each Participant who is a Director of the Company on May 1, 1999, shall be permitted, on or before July 31, 1999, to elect to receive a grant of Deferred Stock Units having an aggregate fair market value, at May 1, 1999, equal to the present value at May 1, 1999, of the Participant's total accrued benefits under the Plan, in exchange for the Participant's surrender of all rights to other benefits, including retirement and death benefits and any Change of Control Annuity (as authorized under the Former Plan), payable or potentially payable under the Plan to such Participant and/or his Designated Beneficiaries. A Participant who surrenders all rights to benefits under the Plan in the exchange provided for under this Article 5 must execute and deliver to the Company a Deferred Stock Units Agreement, on or before July 31, 1999, substantially in the form attached hereto, irrevocably agreeing to such exchange and the surrender of all rights to benefits under the Plan other than the Deferred Stock Units to be issued pursuant to this Article 5. For purposes of this Article 5, a Participant's total accrued benefits under the Plan shall mean the benefits payable under the Former Plan to the Participant and his beneficiaries assuming the Participant retired as a Director on May 1, 1999, except that, instead of the vesting specified in Article 4(b) of the Former Plan, the Participant would be assumed to have become entitled to 10% of the maximum Standard Retirement Benefit for each Year of Service accrued by the Director as of May 1, 1999 (up to a maximum of 100%). Present value and other factors necessary to calculate the amount payable under this Article 5 shall be calculated assuming accrued benefits would be payable beginning at age 70, and assuming a

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post-retirement  interest rate of 4.5%, and otherwise as determined by actuarial and other experts retained by the Company for the purpose of calculating amounts under this Article 5(a).

         (b) The Deferred Stock Units Agreement shall provide that each Participant shall receive settlement of his Deferred Stock Units in full on January 1 of the year after his retirement or other cessation of service as a Director. Settlement shall be made solely by issuance or delivery of shares of the Company's Common Stock, which shares may be authorized but unissued shares or treasury shares.

         (c) The Company shall establish for the Participant a deferral account and credit thereto the number of Deferred Stock Units determined in accordance with Article 5(a). The fair market value of Deferred Stock Units shall be based upon the average of the high and low sales prices of Company Common Stock on April 30, 1999. Deferred Stock Units so credited shall not include fractional units but rather shall be rounded to the nearest whole unit. Deferred Stock Units shall be entitled to be credited with dividend equivalents and to equitable adjustments upon the occurrence of extraordinary corporate events, to prevent dilution or enlargement of the Participant's rights.

         (d) Deferred Stock Units credited under this Article 5 shall at all times be fully vested and non-forfeitable, except as provided in Article 3(b).

         (e) If a Participant serving as a Director on May 1, 1999, does not make the election authorized in Article 5(a) above, benefits shall be paid in accordance with the terms of the Former Plan to such Participant and/or his beneficiary, except that no additional amount of benefits will accrue under the Plan after May 1, 1999. Accordingly, such Participant's Years of Service shall be deemed to equal his Years of Service as of May 1, 1999, and the maximum amount of Retainer (as defined in the Former Plan) for purpose of calculating such Participant's benefits shall not exceed the Retainer in effect as of May 1, 1999.

         (f) Other provisions of this Plan notwithstanding, (i) no single Participant may acquire under the Plan Deferred Stock Units representing more than one percent of the Company's Common Stock outstanding at May 1, 1999, and
(ii) the aggregate number of Deferred Stock Units that may be granted hereunder, together with shares authorized for grant under all plans of the Company (other than plans for which shareholder approval is not required under Section 312.03(a)(1) - (3) of the Listed Company Manual of the New York Stock Exchange or otherwise excluded under Section 312.03(a)(4)) shall be limited so as not to authorize issuance of more than five percent of the Company's Common Stock at May 1, 1999.

Article 6.        MISCELLANEOUS.

         (a) Deferred Stock Units shall be non-transferable, and no person shall be entitled to anticipate any payment hereunder by assignment, alienation, sale, pledge, encumbrance or transfer of such payment or rights thereto in any form or manner prior to actual or constructive receipt thereof.

         (b) The Company's obligations hereunder shall be entirely unfunded and unsecured, and upon the nonpayment of any obligation hereunder, a Director or his Designated Beneficiary shall have the right only of an unsecured creditor of the Company.

         (c) The Board, either acting directly or through the Committee, shall interpret the Plan and make all determinations necessary or desirable to implement the Plan. This authority

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may be  delegated to the Plan  Administrator.  The  determination  of either the
Board, the Committee or the Plan Administrator shall be final and conclusive (except the Board or Committee shall retain authority to preempt action of the Plan Administrator). The Board, Committee or Plan Administrator may obtain such advice or assistance as it deems appropriate from employees of the Company, experts and other third parties.

         (d) Any payment due hereunder shall be made on the first business day of the applicable month.

         (e) This Plan shall be subject to and governed by the laws of the Commonwealth of Virginia without regard to the conflict of laws and principles thereof, except corporate law matters shall be determined in accordance with the Delaware General Corporation Law.


Attachment:       Form of Deferred Stock Unit Agreement

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